UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020 (February 27, 2020)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2469 7900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2020, the Board of Directors of Altisource Portfolio Solutions S.A. (“Altisource”) approved a 2020 Long-Term Equity Incentive Program (the “2020 LTIP”) equity award. The award is comprised equally of two types of performance-based restricted stock units (“RSUs”) - Type I and Type II.
Type I performance-based RSUs will vest in three equal annual increments on the first three anniversaries of the February 27, 2020 grant date, subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his annual scorecard for the 2020, 2021 and 2022 service years. To the extent the Type I performance-based RSUs vest, they will be settled in shares or, at the Company’s option, cash, subject to continued employment unless otherwise provided in the applicable award agreement.
The award of Type II performance-based RSUs will be determined in a two-step process. In the first step, Type II performance-based RSUs will have the opportunity to vest based on the degree of the Company’s achievement of pre-established goals tied to 2020, 2021 and 2022 adjusted earnings per share (a non-GAAP measure). Based on the Company’s level of performance versus the adjusted earnings per share goals over the three (3) year period, Type II performance-based RSUs will have the opportunity to vest between zero percent (0%) up to one hundred fifty percent (150%) of the initial target levels (the “Initial Award Size”). In the second step, the Initial Award Size will be modified based on Altisource’s total shareholder return versus the return of the Russell 3000 Index during the performance period (2020-2022), resulting in a final earned award equal to zero percent (0%) up to two hundred twenty-five percent (225%) of the Initial Award Size. Any earned Type II performance-based RSUs will vest entirely on the third anniversary of the grant date and will be settled in shares or, at the Company’s option, cash, subject to continued employment unless otherwise provided in the applicable award agreement.
The 2020 LTIP equity award is designed to incent the achievement of adjusted earnings per share goals and stock-price appreciation over a multi-year period, supporting a long-term focus and further aligning executive compensation with shareholder interests and market practice, as well as supporting the retention of our executive.
The 2020 LTIP equity awards were approved for one of our named executive officers, as follows:

	Target 2020 LTIP Value	Performance-Based RSUs - Type I(1)	Performance-Based RSUs - Type II(1)
William B. Shepro Chairman and Chief Executive Officer	$1,259,961	32,880	32,880

(1)	Based on a price per share of $19.16, the average closing price of our common stock over the 30 trading days preceding the February 27, 2020 grant date.
The equity awards was approved, and will be issued, pursuant to the Company’s 2009 Equity Incentive Plan, as amended and restated.
The foregoing description of the equity awards does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the award agreement to be entered into with the named executive officer, the form of which will be filed as an exhibit to our quarterly report on Form 10-Q for the first quarter of 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration and Risk Officer